Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.


                        FIRST CLOVER LEAF FINANCIAL CORP.
                             ANNOUNCES 2006 EARNINGS

                                                          FOR IMMEDIATE RELEASE
                                                          CONTACT:  DENNIS TERRY
                                                             (618) 656-6122


Edwardsville, Illinois, March 2, 2007: First Clover Leaf Financial Corp. (the "Company") today reported consolidated earnings of $1.84 million or $.23 per basic and diluted share for the year ended December 31, 2006, compared to $1.86 million, or $.25 per basic and diluted share for the year ended December 31, 2005.

Stockholders' equity at December 31, 2006 was $93.3 million.

The Company has 9,074,031 shares of common stock outstanding, following completion on July 10, 2006, of its second-step mutual to stock conversion and acquisition of Clover Leaf Financial Corp., the former holding company of the former Clover Leaf Bank, Edwardsville, Illinois. The Company's stock trades on the Nasdaq Capital Market under the symbol of "FCLF".

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